UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
April 28, 2006

	Address of principal	State or other jurisdiction of
Exact name of registrant	executive offices; zip code;	incorporation or
as specified in its	registrant’s telephone	organization; IRS Employer
charter; Commission	number, including area code:	Identification No.:
File No.:

Duquesne Light	411 Seventh Avenue	Pennsylvania
Holdings, Inc.	Pittsburgh, PA 15219	25-1598483
1-10290	412-393-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
          The information set forth in Item 2.03 is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          On April 28, 2006, Holdings entered into a $41.7 million Letter of Credit and Reimbursement Agreement with JPMorgan Chase Bank, N.A. as administrative agent and issuing bank for the lenders named therein, expiring in April 2009. The letters of credit under this agreement had previously been issued under Holdings’ $250 million bank credit facility. This agreement contains financial covenants similar to Holdings’ credit facility. A copy is included as Exhibit 10.1 hereto.
          On May 2, 2006, Holdings entered into a $16 million Agreement for Standby Letter of Credit Agreement with Citibank, N.A., unrelated to the above-described letter of credit and reimbursement agreement. This letter of credit had previously been issued under Holdings’ bank credit facility. A copy is included as Exhibit 10.2 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 10.1	Letter of Credit and Reimbursement Agreement, dated April 28, 2006, between Holdings, various lenders and JPMorgan Chase Bank, N.A. as administrative agent and issuing bank.

	Exhibit 10.2	Agreement for Standby Letter of Credit, dated May 2, 2006, between Holdings and Citibank, N.A.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Duquesne Light Holdings, Inc.

(Registrant)

Date	May 4, 2006	/s/ Mark E. Kaplan

(Signature)
Mark E. Kaplan
Senior Vice President and
Chief Financial Officer

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